Exhibit 99.3

UNAUDITED PRO FORMA COMBINED
CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined consolidated condensed financial information and explanatory notes show the impact on the historical financial positions and results of operations of First Merchants Corporation (“First Merchants”) and CFS Bancorp, Inc. (“CFS”) and have been prepared to illustrate the effects of the merger involving First Merchants and CFS under the acquisition method of accounting with First Merchants treated as the acquirer (the “Merger”). (Please see the “EXPLANATORY NOTE” included in the beginning of this Current Report on Form 8-K/A.)

Under the acquisition method of accounting, the assets and liabilities of CFS, as of the effective date of the Merger, were recorded by First Merchants at their respective fair values and the excess of the Merger consideration over the fair value of CFS’ net assets was allocated to goodwill. The unaudited pro forma combined consolidated condensed balance sheet as of June 30, 2013 is presented as if the Merger with CFS had occurred on June 30, 2013. The unaudited pro forma combined consolidated condensed income statements for the fiscal year ended December 31, 2012 and the six months ended June 30, 2013 are presented as if the Merger had occurred on January 1, 2012. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the Merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma combined consolidated condensed financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented. The adjustments included in these unaudited pro forma combined consolidated condensed financial statements are preliminary and may be revised. The unaudited pro forma combined consolidated condensed financial information also does not consider any potential impacts of potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors.

As explained in more detail in the accompanying notes to the unaudited pro forma combined consolidated condensed financial information, the pro forma allocation of purchase price reflected in the unaudited pro forma combined consolidated condensed financial information is subject to adjustment. Adjustments may include, but not be limited to, changes in (i) total merger-related expenses if implementation costs vary from currently estimated amounts; (ii) the underlying values of assets and liabilities if market conditions differ from current assumptions; or (iii) if information unknown as of the completion of the Merger becomes known.

The unaudited pro forma combined consolidated condensed financial information is provided for informational purposes only. The unaudited pro forma combined consolidated condensed financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined consolidated condensed financial information and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined consolidated condensed financial statements should be read together with:

•	The accompanying notes to the unaudited pro forma combined consolidated condensed financial information;

•
First Merchants’ separate audited historical consolidated financial statements and accompanying notes as of and for the fiscal year ended December 31, 2012 and 2011, included in First Merchants’ Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and 2011;

•
CFS’ separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2012 and 2011 included in CFS’ Annual Report on Form 10-K for the year ended December 31, 2012 and 2011;

•
First Merchants’ separate unaudited historical consolidated condensed financial statements and accompanying notes as of and for the three and six months ended June 30, 2013 and three and six months ended June 30, 2012 included in First Merchants’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2013;

•
CFS’ separate unaudited historical consolidated condensed financial statements and accompanying notes as of and for the three and six months ended June 30, 2013 and three and six months ended June 30, 2012 included in CFS’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2013; and

•	The amended Form S-4 related to the Merger.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED BALANCE SHEET
AS OF JUNE 30, 2013
(Dollars In Thousands)

	First		Pro forma		Pro forma
	Merchants	CFS	Adjustments		Combined

Assets
Cash and due from banks	$69,404	$16,697	$—		$86,101
Interest bearing deposits		132,929	—		132,929
Fed funds sold			—		—
Cash and cash equivalents	69,404	149,626	—		219,030

Interest-bearing time deposits	59,898		—		59,898
Investment securities
Available for sale	584,593	219,931	(17)	(2)	804,507
Held to maturity	324,399	12,984	—		337,383
Total investment securities	908,992	232,915	(17)		1,141,890

Mortgage loans held for sale	14,531	1,620	—		16,151
Loans	2,920,080	660,072	(26,181)	(2)	3,543,674
			(10,297)	(2)
Allowance for loan losses	(68,202)	(12,660)	12,660	(5)	(68,202)
Net loans	2,866,409	649,032	(23,818)		3,491,623

Premises and equipment	54,165	15,293	4,609	(4)	74,067
Federal Reserve and FHLB stock	32,790	6,188	—		38,978
Interest receivable	15,186	2,470	—		17,656
Core deposit intangible	7,384		7,312	(6)	14,696
Goodwill	141,375		44,938	(3)	186,313
Cash surrender value of life insurance	126,710	36,367	—		163,077
Other real estate owned	11,765	21,878	(7,847)	(4)	25,796
Deferred tax asset	30,959	12,375	11,681	(7)	55,015
Other assets	13,227	5,404	(753)	(10)	17,878

Total Assets	$4,338,264	$1,131,548	$36,105		$5,505,917

Liabilities
Deposits
Noninterest-bearing	$741,095	$110,724	$—		$851,819
Interest-bearing	2,591,698	851,221	865	(2)	3,443,784
Total deposits	3,332,793	961,945	865		4,295,603

Borrowings	423,385	49,306	—		472,691
Interest payable	1,150		—		1,150
Other liabilities	41,643	9,085	7,546	(1)	61,538
			3,264	(10)
Total Liabilities	3,798,971	1,020,336	11,675		4,830,982

Stockholder' Equity
Preferred Stock	68,087		—		68,087
Cumulative Preferred Stock	125		—		125
Common stock	3,600	234	885	(9)	4,485
			(234)	(8)
Additional paid in capital	257,626	187,207	134,757	(9)	392,383
			(187,207)	(8)
Retained earnings	225,034	78,033	(78,033)	(8)	225,034
Treasury stock		(154,443)	154,443	(8)	—
Accumulated comprehensive income	(15,179)	181	(181)	(8)	(15,179)
Total Stockholders' Equity	539,293	111,212	24,430		674,935
Total Liabilities and Stockholders' Equity	$4,338,264	$1,131,548	$36,105		$5,505,917

UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENT OF INCOME
For The Year Ended December 31, 2012
(Dollars and Share Amounts In Thousands)

	First		Pro forma		Pro forma
	Merchants	CFS	Adjustments		Combined

Interest Income
Loans receivable	$147,225	$33,049	$1,872	(11)	$182,146
Investment securities	27,216	7,889	—		35,105
Other	1,508	394	—		1,902
Total Interest Income	175,949	41,332	1,872		219,153

Interest Expense
Deposits	14,800	4,794	(157)	(11)	19,437
Fed funds purchased	69	—	—		69
Securities sold under repurchase agreements	907		—		907
Borrowings	7,837	1,180	—		9,017
Total Interest Expense	23,613	5,974	(157)		29,430

Net Interest Income	152,336	35,358	2,029		189,723
Provision for loan losses	18,534	4,210	—		22,744
Net Interest Income after Provision for Loan Losses	133,802	31,148	2,029		166,979

Other Income
Service charges on deposit accounts	11,587	6,355	—		17,942
Fiduciary activities	7,891	—	—		7,891
Other customer fees	11,233		—		11,233
Commission income	6,224	—	—		6,224
Earnings on cash surrender value of life insurance	3,418	1,080	—		4,498
Net gains and fees on sales of loans	10,628	1,071	—		11,699
Net realized gains/(losses) on sales of available for sale securities	2,389	1,509	—		3,898
Gain on FDIC modified whole bank transaction	9,124		—		9,124
Other income	1,808	1,994	—		3,802
Total Other Income	64,302	12,009	—		76,311

Other Expenses
Salaries and benefits	79,398	17,677	—		97,075
Net occupancy	10,186	2,756	230	(13)	13,172
Equipment expenses	7,201	1,778	—		8,979
Marketing	2,158	1,362	—		3,520
Outside data processing fees	5,656	1,828	—		7,484
Printing and office supplies	1,169		—		1,169
Core deposit amortization	1,927		1,329	(12)	3,256
FDIC expense	3,509	1,927	—		5,436
Other real estate and credit-related expenses	8,178	2,510	—		10,688
Other expense	17,733	6,962	—		24,695
Total Other Expenses	137,115	36,800	1,560		175,475
Income before Income Tax	60,989	6,357	470		67,816
Income tax expense	15,867	1,692	164	(14)	17,723
Net Income	45,122	4,665	305		50,092
Preferred Stock dividends and discount accretion	(4,539)		—		(4,539)
Net Income Available to Common Stockholders	$40,583	$4,665	$305		$45,553

Per Share Data
Basic earnings per common share	$1.42	$0.43			$1.28
Diluted earnings per common share	$1.41	$0.43			$1.27
Average common shares-basic	28,633	10,738	7,079		35,712
Average common shares-diluted	28,847	10,795	7,088		35,935

UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENT OF INCOME
For The Six Months Ended June 30, 2013
(Dollars and Share Amounts In Thousands)

	First		Pro forma		Pro forma
	Merchants	CFS	Adjustments		Combined

Interest Income
Loans receivable	$71,407	$15,195	$936	(11)	$87,538
Investment securities	12,164	3,324	—		15,488
Other	820	245	—		1,065
Total Interest Income	84,391	18,764	936		104,091

Interest Expense
Deposits	5,490	1,759	(79)	(11)	7,170
Fed funds purchased	12		—		12
Securities sold under repurchase agreements	402		—		402
Borrowings	2,379	571	—		2,950
Total Interest Expense	8,283	2,330	(79)		10,534

Net Interest Income	76,108	16,434	1,015		93,557
Provision for loan losses	4,099	1,586	—		5,685
Net Interest Income after Provision for Loan Losses	72,009	14,848	1,015		87,872

Other Income
Service charges on deposit accounts	5,641	3,168	—		8,809
Fiduciary activities	4,371		—		4,371
Other customer fees	5,596		—		5,596
Commission income	3,920		—		3,920
Earnings on cash surrender value of life insurance	1,310	464	—		1,774
Net gains and fees on sales of loans	4,835	569	—		5,404
Net realized gains/(losses) on sales of available for sale securities	487	376	—		863
Other income	1,776	83	—		1,859
Total Other Income	27,936	4,660	—		32,596

Other expenses
Salaries and benefits	41,327	8,788	—		50,115
Net occupancy	4,869	1,319	115	(13)	6,303
Equipment expenses	3,516	801	—		4,317
Marketing	1,002	584	—		1,586
Outside data processing fees	2,871	1,057	—		3,928
Printing and office supplies	642		—		642
Core deposit amortization	770		665	(12)	1,435
FDIC expense	1,418	960	—		2,378
Other real estate and credit related expenses	3,345	364	—		3,709
Other expense	8,682	4,046	—		12,728
Total Other Expenses	68,442	17,919	780		87,141
Income before Income Tax	31,503	1,589	235		33,327
Income tax expense	8,823	254	82	(14)	9,159
Net Income	22,680	1,335	153		24,168
Preferred stock dividends and discount accretion	(1,709)		—		(1,709)
Net Income Available to Common Stockholders	$20,971	$1,335	$153		$22,459

Per Share Data
Basic earnings per common share	$0.73	$0.12			$0.63
Diluted earnings per common share	$0.72	$0.12			$0.62
Average common shares-basic	28,750	10,765	7,079		35,829
Average common shares-diluted	28,997	10,840	7,088		36,085

Note 1 - Basis of Presentation

First Merchants has agreed to acquire CFS for a fixed exchange ratio of .65 share of First Merchants stock for each CFS share. The acquisition will be accounted for under the acquisition method of accounting and, accordingly, the assets and liabilities of CFS have been marked to estimated fair value upon conditions as of
June 30, 2013. Since these are pro forma statements, we cannot assure that the amounts reflected in these financial statements would have been representative of the actual amounts earned had the companies been combined at the time.

Note 2 - Pro forma Adjustments Footnotes

(1)	To record accrual by CFS for estimated transaction costs of $ 7,546,000, net of tax, which includes $3,895,000
	(net of tax) related to eliminating the CFS pension plan, $1,055,000 (net of tax) in change of control
	agreements and $2,596,000 (net of tax) in acquisition costs.

(2)	To adjust interest-earning assets and interest-bearing liabilities of CFS to approximate fair value.
	Adjustment to loans of $36,478,000, investment securities of $17,000 and deposits of $865,000.

(3)	To record goodwill generated from the acquisition
	Purchase Price:
	CFS outstanding shares	10,891,472
	Conversion ratio	65%
	Shares of First Merchants stock issued	7,079,457
	First Merchants stock price	$19.16
	Total Purchase Price	$135,642,392

		(Dollars in thousands)
	Total Purchase Price	$135,642

	Allocated to:
	Historical book value of CFS assets and liabilities	$111,212
	CFS estimated transaction costs, net of tax	(5,047)
	Record Pension liability, net of tax	(2,499)
	Allowance for Loan Loss write-off	12,660
	Adjusted book value of CFS	$116,326

	Adjustments to record assets and liabilities at fair value:
	Loans, credit mark	$(26,181)
	Loans, interest rate mark	(10,297)
	Securities	(17)
	Premises and equipment	4,609
	Investment in low income housing tax credits	(753)
	Core deposits intangible	7,312
	Other real estate owned	(7,847)
	Deferred taxes	11,681
	Deposits	(865)
	Letters of Credit	(3,264)
	Total allocation	$(25,622)
	Goodwill	$44,938

Note 2 - Pro forma Adjustments Footnotes continued:

(4)	To record fair value adjustment to premises and equipment of $4,609,000 and other real estate owned of $7,847,000.

(5)	To eliminate CFS allowance for loan loss of $12,660,000.

(6)	To record core deposit intangible of $7,312,000.

(7)	To record deferred taxes on the purchase accounting adjustments and valuation adjustments of $11,681,000 using an estimated tax rate of 35%.

(8)	To eliminate CFS equity accounts of $111,212,000.

(9)	To record issuance of 7,079,457 shares of First Merchants stock.
(Dollars in thousands)
	Common Stock (7,079,457 shares at stated value of $0.125 per share)	$885
	Additional Paid in Capital (7,079,457 shares at $17.025 per share)	134,757
	Total stock issued (7,079,457 shares at $19.16 per share)	$135,642

(10)	To record fair value adjustment to the investment in low-income housing projects of $753,000 and letters of credit of $3,264,000

(11)	To record effect of amortization of purchase accounting adjustments of $10,297,000 in loans (interest rate mark only) and $865,000 in deposits in a manner that approximates the level yield method.

(12)	To record amortization of core deposit premium utilizing an accelerated method over 10 years.

(13)	To record annual amortization of purchase accounting related to premises and equipment over the estimated life of related assets.

(14)	To record tax effect of purchase accounting adjustments at an effective rate of 35%.